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Exhibit 5.1

May 29, 2013

Triumph Group, Inc.
  and the Guarantors listed on Annex A
899 Cassatt Road, Suite 210
Berwyn, PA 19312

  Re:
  Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as counsel to Triumph Group, Inc., a Delaware corporation (the "Issuer"), and the guarantors listed on Annex A hereto (the "Guarantors" and, together with the Issuer, the "Registrants") in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), (a) $375,000,000 aggregate principal amount of the Issuer's 4.875% Senior Notes due 2021 (the "New Notes") and (b) an Indenture dated February 26, 2013 (the "Indenture") among the Issuer, the Guarantors and U.S. Bank National Association, as Trustee (the "Trustee"), which Indenture includes the guarantees of the New Notes by the Guarantors (the "Guarantees" and, together with the New Notes, the "Securities"). Following the effectiveness of the Registration Statement, the Registrants intend to issue the Securities to the holders of $375,000,000 aggregate principal amount of the Issuer's 4.875% Senior Notes due 2021 (the "Old Notes") in exchange for such Old Notes and the related guarantees of the Old Notes by the Guarantors (together with the Old Notes, the "Old Securities").

        We have examined (i) the Certificates of Formation, Certificates of Incorporation or other charter documents of each of the Registrants, (ii) the limited liability company agreements, bylaws or other organizational documents of each of the Registrants, (iii) records of proceedings of the Members or Board of Directors of each of the Registrants, or committees thereof, (iv) the Old Securities, (v) the proposed form of the Securities, (vi) the Form T-1 Statement of Eligibility of the Trustee filed as an exhibit to the Registration Statement, (vii) the Indenture, (viii) the Registration Rights Agreement, dated February 26, 2013, among the Issuer, the Guarantors and the Initial Purchasers listed on a schedule thereto, (ix) the Purchase Agreement, dated February     , 2013, among the Issuer, the Guarantors and RBC Capital Markets Corporation, as representative of the Initial Purchasers listed on a schedule thereto, and (x) the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

        As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Registrants and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth.

        In rendering our opinion set forth below, we have assumed, without any independent verification, (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to the original documents of all documents submitted to us as conformed, facsimile, photostatic or electronic copies, (v) that the form of the Securities will conform to that included in the Indenture, (vi) the due authorization, execution and delivery of the Indenture by the Trustee under the laws of its jurisdiction of incorporation or organization, (vii) that all parties (other than the Registrants) to the documents examined by us have full power and authority under the laws of their respective jurisdictions of incorporation or organization to execute, deliver and perform their obligations under such documents and under the other documents required or permitted to be delivered and performed thereunder, and (viii) that the Indenture has been duly qualified under the Trust Indenture Act of 1939.

        We express no opinion as to the law of any jurisdiction other than (i) the laws of the State of Arkansas under the Arkansas Small Business Entity Tax Pass Through Act, Ark. Code Ann. 4-32-101 through 4-32-1401, the laws of the State of California under the General Corporation Law (Corporations Code § 100 et seq.), the laws of the State of California under the Beverly-Killea Limited Liability Company Act (Corporations Code § 17000 et seq.), the laws of the State of Delaware under the General Corporation Law of the State of Delaware, the laws of the State of Delaware under the Delaware Limited Liability Company Act, the laws of the State of Illinois under the Business Corporation Act of 1983, 805 Ill. Comp. Stat. Ann. 5/, the laws of the State of Kansas under the Kansas General Corporation Code, K.S.A. § 17-6001 et seq., the laws of the State of Michigan under the Business Corporation Act, 1972 PA 284 (MCL § 450.1101 et seq.), the laws of the State of Missouri under the General and Business Corporation Law of Missouri, Mo. Rev. Stat. § 351.010 et seq., the laws of the State of Nevada under the Nevada Revised Statutes, Chapter 78, Private Corporations, the laws of the State of Nevada under the Nevada Revised Statutes, Chapter 86, Limited-Liability Companies, the laws of the State of Texas under Chapter 21 of the Texas Business Organizations Code and the laws of the Commonwealth of Virginia under the Virginia Stock Corporation Act, Title 13.1, Chapter 9 of the Code of Virginia and (ii) the Applicable Laws of the Commonwealth of Pennsylvania and the United States of America and, with respect to the enforceability opinions set forth below, the Applicable Laws of the State of New York. The term "Applicable Law" means any present statute, rule or regulation which in our experience is normally applicable both to entities that are not engaged in regulated business activities and to transactions of the type contemplated by the transaction documents.

        The only opinion rendered by us consists of those matters set forth in the seventh paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated. This opinion has been prepared for use in connection with the Registration Statement. We undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the effective date of the Registration Statement.

        The opinion expressed below is subject, in each case to (i) bankruptcy, fraudulent conveyance or fraudulent transfer, insolvency, reorganization, moratorium, liquidation, conservatorship, and similar laws, and limitations imposed under judicial decisions related to or affecting creditors' rights and remedies generally, (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law, and principles limiting the availability of the remedy of specific performance, and (iii) concepts of good faith, fair dealing and reasonableness.

        Based on and subject to the foregoing, it is our opinion that, upon the Registration Statement becoming effective under the Securities Act, the execution of the Securities by the Registrants, the due authentication of the New Notes by the Trustee in accordance with the Indenture and the issuance and delivery of the Securities in exchange for the Old Securities as contemplated by the Registration Statement, (1) the New Notes will constitute valid and legally binding obligations of the Issuer and (2) each Guarantee will constitute the valid and legally binding obligation of the applicable Guarantor.

2

        We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,
/s/ Ballard Spahr LLP

3

 Annex A

Triumph Processing, Inc.
Triumph Structures—Los Angeles, Inc.
Triumph Brands, Inc.
Triumph Group Acquisition Corp.
The Triumph Group Operations, Inc.
Triumph Group Acquisition Holdings, Inc.
Triumph Fabrications—Fort Worth, Inc.
Triumph Instruments, Inc.
Triumph Engineered Solutions, Inc.
Nu-Tech Brands, Inc.
Triumph Fabrications—San Diego, Inc.
Triumph Precision Castings Co.
Triumph Turbine Services, Inc.
Triumph Engineering Services, Inc.
Triumph Actuation Systems—Valencia, Inc.
Triumph Composite Systems, Inc.
Triumph Thermal Systems, LLC
Triumph Gear Systems, Inc.
Triumph Aftermarket Services Group, LLC
Triumph Aerospace Systems Group, LLC
Triumph Structures—Wichita, Inc.
Triumph Accessory Services—Grand Prairie, Inc.
Triumph Metals Company
Triumph Precision, Inc.
Triumph Instruments—Burbank, Inc.
Triumph Investment Holdings, Inc.
Triumph Aviations Inc.
Triumph Aerospace Systems—Newport News, Inc.
The Mexmil Holding Company, LLC
Triumph Actuation Systems—Connecticut, LLC
Triumph Actuation Systems, LLC
CBA Acquisition, LLC
HT Parts, L.L.C.
Triumph Interiors, LLC
Triumph Structures—Long Island, LLC
Triumph Controls, LLC
Triumph Group Holdings—Mexico, LLC
Triumph Group Investment—Mexico, LLC
Triumph Insulation Systems, LLC
Mexmil China, LLC
Triumph Airborne Structures, LLC
Triumph Fabrications—Hot Springs, LLC
Triumph Gear Systems—Macomb, Inc.
Triumph Aerospace Systems—Wichita, Inc.
Triumph Structures—Kansas City, Inc.
Triumph Structures—East Texas, Inc.
Triumph Aerostructures, LLC
Triumph Real Estate—Mexico, LLC
Triumph Fabrications—St. Louis, Inc.

A-1

VAC Industries, Inc.
Triumph Structures—Everett, Inc.
Triumph Aerostructures Holdings, LLC
Triumph Aerostructures Real Estate Investment Co., LLC
Triumph Engine Control Systems, LLC
Triumph Processing-Embee Division, Inc.

A-2

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  Exhibit 5.1
Annex A